Exhibit 23.4

Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

1000 LOUISIANA STREET, SUITE 625	306 WEST SEVENTH STREET, SUITE 302	9601 AMBERGLEN BLVD., SUITE 117
HOUSTON, TEXAS 77002-5008	FORT WORTH, TEXAS 76102-4987	AUSTIN, TEXAS 78729-1106
713-651-9944	817-336-2461	512-249-7000
FAX 713-651-9980	FAX 817-877-3728	FAX 512-233-2618

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Form 10-K of Nabors Industries Ltd. for the year ended December 31, 2011. We hereby further consent to the use of information contained in our report setting forth the estimates of revenues from Nabors Industries Ltd.’s oil and gas reserves as of December 31, 2011 and to the inclusion of our reports dated January 27, 2012 as an exhibit to the Form 10 of Nabors Industries Ltd. for the year ended December 31, 2011. We further consent to the incorporation by reference thereof into Nabors Industries Ltd.’s Registration Statements on Form S-8 (Registration Numbers 333-11313-99, 333-87069-99, 333-121908, 333-155291 and 333-166598) and Form S-3 (Registration No. 333-159601) of Nabors Industries Ltd. and Form S-3 (Registration No. 333-169013-01) of Nabors Industries Ltd. and Nabors Industries, Inc.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

February 29, 2012